Exhibit 2.1

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND AMONG GLOBAL SEAFOOD HOLDINGS CORPORATION, AND GLOBAL SEAFOOD AC CORPORATION, AND JOHN KEELER & CO., INC.

This amendment to the Agreement and Plan of Merger and Reorganization is made by and between Global Seafood Holdings Corporation, a Delaware Corporation (“Global”), and Global Seafood AC Corporation, a Florida Corporation “Global AC”), and John Keeler & Co., Inc., a Florida Corporation, (“Keeler” and collectively with Global and Global AC, the “Parties”).

WHEREAS, Global (f/k/a/ Bridgetech International Holdings, Inc.) and Keeler entered into an Agreement and Plan of Merger and Reorganization on February 20, 2015 (the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties hereto hereby agree as follows:

1.	Section 1.2 of the Agreement is modified to read as follows:

1.2 Effective Time. The Merger shall become effective on upon the satisfaction of the closing conditions herein, including the filing of the Articles of Merger with the Secretary of State of the State of Delaware and all requisite filings pursuant to State Law and Global exercising its right to receive the remaining Eighty-One percent (81%) interest in Keeler. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

2.	Section 1.5 of the Agreement is modified to add section (c), section (d), and section (e) as follows:

(c) On July 17, 2015, Global agrees to acquire and Keeler will transfer a Nineteen percent (19%) interest in Keeler in exchange for 95,000 shares of Global’s Series B Convertible Preferred Shares. Each certificate evidencing shares pursuant to this paragraph shall bear the following legend (in addition to any legend required under applicable state securities laws):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

In addition, each of Keeler and Global agree that, without the written consent of the other party, they will not sell, transfer, assign, or hypothecate the securities they acquired in this paragraph.

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Amendment To
Agreement and Plan of Merger and Reorganization

(d)  Keeler agrees that the Effective Time will be extended to no later than December 31, 2016. In the interim, from the date herein until the Effective Time, Keeler will not solicit, or participate in negotiations or discussions with respect to, any other investment in, or acquisition of, Keeler without the prior consent of the Global.

(e)  Keeler and Global agree that they will waive any voting rights in the other entity until the Effective Time.

3.
Miscellaneous.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement as amended.  Except as modified herein, all covenants, terms and conditions of the Agreement as amended shall remain in full force and effect, which covenants, terms and conditions the parties hereby ratify and affirm.  This Amendment may be executed in several counterparts, each one of which shall constitute an original and all collectively shall constitute but one instrument.

IN WITNESS WHEREOF, the parties here cause this Amendment to be duly executed as of the date below.

PARENT	ACQUISITION CORP.
Global Seafood Holdings Corporation	Global Seafood AC Corporation

s/ Scott Landow	s/ Scott Landow
By: Scott Landow	By: Scott Landow
Its: CEO	Its: CEO
Date: 7/23/15	Date: 7/23/15

COMPANY

John Keeler & Co., Inc.

John Keeler

By: John Keeler
Its:  CEO
Date: 7/24/15

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Amendment To
Agreement and Plan of Merger and Reorganization